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                                                                    EXHIBIT 12.1

Collins & Aikman Corporation and Subsidiaries
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
(IN $ MILLIONS)
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
                                                                                                     Nine Months Ended
                                                                                                      30 - September
                                                                                                 -------------------------
                                                                                                   2002              2003
                                                                                                   ----              ----
FIXED CHARGES
   Interest expense, net                                                                         $ 112.6           $ 111.3
   Interest income                                                                                   0.9               0.2
                                                                                                  ------            ------
     Interest expense, gross from continuing ops                                                   113.5             111.5
   Capitalized interest                                                                               --                --
   Interest expense from discontinued operations                                                      --                --

                                                                                                  ------            ------
     Total interest expense, gross(*)                                                              113.5             111.5
                                                                                                  ------            ------

   Interest portion of rental expense                                                               21.6              24.1

   Pre-tax earnings required to cover preferred stock dividends
   and accretion                                                                                    30.0              42.0
                                                                                                  ------            ------
   FIXED CHARGES - C&A                                                                           $ 165.1           $ 177.6
                                                                                                  ======            ======

   Pre-tax income from continuing operations                                                     $ (27.3)          $ (47.5)
   Minority interest in (income) loss of affiliates                                                   --                --
   (Income) loss from equity investees                                                                --                --

                                                                                                  ------            ------
     Total
                                                                                                   (27.3)            (47.5)

                                                                                                   ------           ------
ADD:
   Fixed charges                                                                                   165.1             177.6
   Distributed income of equity investees

SUBTRACT:
(A)Interest capitalized                                                                                                --

                                                                                                   ------           ------
   TOTAL EARNINGS                                                                                $  137.8          $ 130.1

                                                                                                   ======           ======

   RATIO OF EARNINGS TO FIXED CHARGES

   Dollar value of deficiency                                                                       (27.3)           (47.5)

   (*) - Includes amortization of debt issuance costs
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